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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 23, 2003


                        GREEN POWER ENERGY HOLDINGS CORP.

             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-65768                76-0672297
           --------                      -------                ----------
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation or organization)                               Identification No.)


3212 Wickford Drive, Wilmington, NC                                28409
------------------------------------                               -----
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  (910) 392-7690
                                                     --------------

DR. OWL ONLINE, INC., 777 Post Oak Blvd., Suite 320, Houston, Texas 77056
-------------------------------------------------------------------------
(Former name or former address, if changed since last report)



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

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On April 23, 2003, Green Power Energy Holdings Corp., or Green Power, formerly known as Dr. Owl Online, Inc., completed a stock exchange transaction with the stockholders of GPEH Corp., a Delaware corporation. The exchange was consummated under Delaware and Texas law and pursuant to the terms of the Securities Exchange Agreement, dated as of April 17, 2003, referred to in this Current Report as the Exchange Agreement. A copy of the Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K.

         Prior to consummating the exchange, Green Power, then known as Dr. Owl Online, Inc., effected a forward-split of its common stock on the basis of five shares for each two shares issued and outstanding and determined to change its business efforts. As part of the exchange, all of the shares owned by Anthony Huang, the sole member of the board of directors of Green Power prior to the exchange, were redeemed by Green Power and then canceled at the close of the exchange. After cancellation of Mr. Huang's shares and immediately prior to the exchange, there were 5,142,500 shares of common stock of Green Power issued and outstanding (on a post-forward split basis).

         Pursuant to the Exchange Agreement, at closing, Green Power issued 15 million shares of its common stock, par value $0.001 per share (on a post-forward split basis), to the stockholders of GPEH Corp., representing approximately 74% of the issued and outstanding Green Power common stock following the exchange, in exchange for 100% of the outstanding capital stock of GPEH Corp. After giving effect to the exchange, Green Power had 20,142,500 shares of its common stock outstanding. At the closing of the exchange, GPEH Corp. became a wholly-owned subsidiary of Green Power.

         The shares of Green Power common stock issued to stockholders of GPEH Corp. in connection with the exchange were not registered under the Securities Act of 1933 and, as a result, are "restricted securities" and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certificates representing these shares contain a legend stating the same.

         Effective May 2, 2003, Dr. Owl Online, Inc. reincorporated in the State of Delaware and changed its name to Green Power Energy Holdings Corp. The reincorporation was approved by consent of shareholders in lieu of a meeting executed by holders of a majority of Dr. Owl Online, Inc.'s outstanding common stock. The reincorporation was undertaken in accordance with applicable provisions of the Texas Business Corporation Act and the Delaware General Corporation Law and holders of common stock who did not execute the consent were given dissenter's rights. As a result of the reincorporation and name change, Green Power's common stock is now quoted on the NASD's OTC Bulletin Board under the symbol "GPEH".

         Green Power intends to carry on the business of GPEH Corp. and that of its wholly-owned subsidiary, Green Power Kenansville, LLC. Green Power has relocated its executive offices to those of GPEH Corp. at 3212 Wickford Drive, Wilmington, North Carolina 28409 and its telephone number is (910) 392-7690. Our website may be located at www.greenpowerenergy.com.

         Under  Texas  law,  Green  Power  did  not  need  the  approval  of its shareholders to consummate the exchange. The exchange and its related transactions were approved by the requisite number of GPEH Corp. stockholders by written consent in lieu of a meeting.

         Pursuant to the Exchange Agreement, at the closing of the exchange, the membership of the board of directors of Green Power was increased from one to three directors, and Wayne Coverdale and Moez Nagji were appointed to serve in the newly created directorships. Also under the terms of the exchange, Anthony Huang resigned as an officer and director of Green Power immediately following the closing of the transaction and Steve Stanko was appointed to fill the vacancy on the board of directors caused by Mr. Huang's resignation.

         For accounting purposes, the exchange is being accounted for as a reverse acquisition, since the stockholders of GPEH Corp. own a majority of the issued and outstanding shares of common stock of Green Power immediately following the exchange. Except as described in the previous paragraph and in this Current Report on Form 8-K under the caption "Certain Relationships and Related Transactions," no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the board of directors of Green Power, and to the knowledge of Green Power, no other arrangements exist that might result in a change of control of Green Power. Further, due to the issuance of the 15 million shares of Green Power common stock and the change in the majority of the directors of Green Power, a change in control of Green Power occurred on April 23, 2003, the date of the consummation of the exchange.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the number of shares of common stock of Green Power beneficially owned on April 23, 2003, by:

         - each person who is known by Green Power to beneficially own five percent or more of the common stock of Green Power;
         -        each of the directors  and executive  officers of Green Power;
                  and
         - all of Green Power' directors and executive officers as a group.

         Except as otherwise set forth below, the address of each of the persons listed below is c/o Green Power Energy Holdings Corp., 3212 Wickford Drive, Wilmington, North Carolina 28409.

                                               Number of Shares
Name and Address of Beneficial Owner        Beneficially Owned (1)    Percentage
------------------------------------        ----------------------    ----------

FIVE PERCENT BENEFICIAL OWNERS (2):

AD Justus Trust (3)                                3,053,125              15.2
123 Maple Tree Lane
Powell, TN  37849

DIRECTORS AND EXECUTIVE OFFICERS (4)

Wayne Coverdale, Chief Executive Officer,          3,053,125              15.2
President and Director

Moez Nagji, Vice President, Chief Financial        2,733,125              13.6
Officer, Treasurer and Director

Steve Stanko, Executive Vice President
and Director                                       3,133,125              15.6

Mark Justus, Vice President/Operations                -0-                 -0-

Carl Fernandes, Secretary                             -0-                 -0-

Directors and Executive Officers as a Group
(5 persons).                                       8,919,375              44.4


--------------------

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days of April 23, 2003 by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.
(2) Based upon 20,142,500 shares of common stock outstanding on April 23, 2003.
(3) Mark Justus, Green Power's Vice President/Operations has voting power over the shares held by the referenced trust. Mr. Justus disclaims any ownership interest beneficial or otherwise in the referenced shares. (4) Represents 5 persons and includes shares of common stock for which the present executive officers or directors exercise voting rights but disclaim beneficial ownership.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Set forth below is certain information concerning the principal terms of the exchange and business of the combined companies.

                                  THE EXCHANGE

         The Exchange. On April 23, 2003, Green Power and GPEH Corp. consummated the transactions contemplated by the Exchange Agreement. The Exchange Agreement specified that each share of common stock of GPEH Corp. outstanding on the Exchange Closing Date would be converted into common stock of Green Power (on a post-forward split basis) on a one for one basis. On the Exchange Closing Date, Green Power issued 15 million shares of common stock to stockholders of GPEH Corp., representing approximately 74% of the issued and outstanding Green Power common stock following the exchange. Following the exchange, all of Green Power's business operations are conducted through its wholly-owned subsidiary, GPEH Corp and its wholly-owned subsidiary, Green Power Kenansville, LLC. Prior to the exchange, there were no material relationships between Green Power and GPEH Corp., or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors. Following the exchange, a plan was submitted to discontinue Green Power's internet operations. All of Green Power's liabilities were settled prior to the exchange.

         Forward Stock Split. Prior to the exchange, Green Power's board of directors approved and effected a forward stock split of Green Power common stock on the basis of five shares for each two shares of common stock outstanding. All of the shares of common stock held by Anthony Huang were canceled on the Exchange Closing Date. After giving effect to the forward stock split and the cancellation of Mr. Huang's shares there were 5,142,500 shares of Green Power common stock outstanding.

         Election of Board of Directors. Pursuant to the Exchange Agreement, at the closing of the exchange, the membership of the board of directors of Green Power was increased from one to three directors, and Wayne Coverdale and Moez Nagji were appointed to serve in the newly created directorships. Also under the terms of the exchange Anthony Huang resigned as an officer and director of Green Power immediately following the closing of the transaction and Steve Stanko was appointed to fill the vacancy caused by Mr. Huang's resignation.

         Reincorporation. Effective May 2, 2003, Dr. Owl Online, Inc. reincorporated in the State of Delaware and changed its name to Green Power Energy Holdings Corp. The reincorporation was approved by consent of shareholders in lieu of meeting executed by holders of a majority of Dr. Owl Online, Inc.'s outstanding common stock. The reincorporation was undertaken in accordance with applicable provisions of the Texas Business Corporation Act and the Delaware General Corporation Law and holders of common stock who did not execute the consent were given dissenter's rights. As a result of the reincorporation and name change, Green Power's common stock is now quoted on the NASD's OTC Bulletin Board under the symbol "GPEH".

                DESCRIPTION OF GREEN POWER'S PREDECESSOR BUSINESS

         Green Power was organized as a Texas corporation under the name Dr. Owl Online, Inc. in February 2001. Dr. Owl Online, Inc. reincorporated in Delaware and changed its name to Green Power Energy Holdings, Inc. Prior to the exchange, Green Power was a development stage company seeking to develop and design an internet website whose objective was to promote early childhood educational development. Although development had begun, the website was never operational. After the exchange, Green Power discontinued its previous business at no material cost to the company and succeeded to the business of GPEH Corp. and Green Power Kenansville, LLC.

                         DESCRIPTION OF CURRENT BUSINESS

         Unless otherwise indicated, or unless the context otherwise requires, all references below to the terms, the "Company", "we", "our" or "us" shall mean Green Power, GPEH Corp. and Green Power Kenansville LLC, after giving effect to the exchange.

General

         We are a generator and wholesaler of electric power to electric utilities serving the retail electric market. We currently own and operate a 38-megawatt cogeneration facility in Kenansville, North Carolina, which has governmental permits to burn a variety of fuels. We anticipate that we will eventually acquire and operate similar facilities throughout the eastern United States. We are presently in negotiations to acquire another power facility located in North Carolina. As of the date of this filing, no definitive agreement or understanding has been reached regarding the terms and conditions of the proposed acquisition..

Our Kenansville Facility

         Our Kenansville facility commenced commercial operation in 1986 and has been in operation continuously since that time. It is located on a 10-acre site and consists of a fuel storage yard, fuel handling system, two Foster Wheeler boilers, a General Electric turbine generator, and various ancillary and support equipment, including a steam line to the adjacent textile mill. Although coal was the only fuel used prior to our acquisition of the facility, we have been using a combination of coal, tire-derived fuels and wood products since our acquisition of the facility.

Our Fuel Strategy

         Fuel costs are the largest component of our operating costs. Traditionally, only coal has been burned in the Kenansville facility. However, we believe that the substitution of alternative fuels in place of coal for some or all of our operations is the key to profitability for the Kenansville facilities, as well as other similar facilities that we may acquire in the future. We have added a new alternative fuel delivery system to the Kenansville facility so that it will now burn a combination of coal, tire-derived fuels and wood products. In addition, we have obtained all of the governmental permits necessary to burn all of these fuels at this facility. It is our goal at the Kenansville facility, as well as the other facilities that we may acquire in the future, to manage our fuel sources to take advantage of the most efficient and economic balance of coal, tire-derived fuels and wood products.

         Prior to acquiring the Kenansville facility, we requested that the manufacturer of the boilers in the facility perform an engineering study to determine the impact on boiler performance of burning a blend of coal, wood and tire-derived fuels. This study confirmed that the boilers in the facility can provide current capacity without modifications to the boilers to burn other types and blends of fuels, and therefore no modifications to the boilers were necessary.

         Although it will no longer be the only fuel burned, we intend to continue using coal as part of the mix of fuels for producing electricity at the Kenansville facility. We anticipate that approximately 10% of the mix in the future for this facility will be coal, although the facility can be operated efficiently without burning any coal.

         As stated above, the Kenansville facility has the governmental permits necessary to burn tire-derived fuels. We have established that for optimal benefit to the facility, 20% of the mix of fuel should be tire-derived fuel. The State of North Carolina charges a disposal fee of $1.00 for passenger tires and a slightly higher fee for truck tires. The funds collected from the disposal fees are used to subsidize county-based tire collection systems. Counties then contract with waste tire haulers for disposal of used tires. These used tires are then processed into chips compatible with our facility's fuel handling system and the processors will pay us fees to take the fuel. We anticipate that we will need approximately 24,000 tons of tire-derived fuel per year, and we are in the process of negotiating a long-term supply contract that will pay us a $15 per ton tipping fee for the tire-derived fuel that we need.

         We also have the ability to generate and sell significant emissions credits over the next several years. By selling such credits, we may be able to enhance our cash flow position.

         We anticipate we will need approximately 170,000 tons of wood products annually to make up the remaining 70% of the fuel burned in the Kenansville facility. We expect to obtain all our requirements for wood fuel through two existing long-term wood supply contracts. Current tipping fees paid to facilities to accept wood are between $45 and $55 per ton in the source areas, and we have agreed in our contracts to a tipping fee of only $35 per ton, thus providing a strong incentive for wood collection companies to supply us with wood products that we need for the facility. We have had an independent third party study conducted and this study showed that the wood products we need for the facility is less than 3.5% annually of the wood currently being disposed of in the landfills in our source area. The cost to the processor of processing the wood fuel, including transportation to our facility, is expected to be between $30 and $32 per ton, meaning that we will earn $3.00 to $5.00 per ton of wood fuel burned

Significant Customers

         Our sole customer for the electric power that we generate at the Kenansville facility is Carolina Power & Light Company, which is now doing business as Progress Energy Carolinas, Inc. This relationship is subject to a 10 year power supply contract that commenced on January 1, 2003 and which, if it were to be terminated for any reason, would have a material adverse effect on our business and prospects.

         We currently sell the steam produced at our Kenansville facility to Guilford Mills Inc., which has its textile plant on land adjacent to our facility and which is also the owner of the land on which the facility is located. We assumed a long term Steam Purchase Contract with Guilford Mills that requires us to provide them with the steam produced from our facility for the term of the contract. The contract is under the first of three automatic renewal periods. The initial renewal period is for 10 years and commenced in March 2002, with a second 10 year renewal period and a third five year renewal period to follow thereafter. The renewals may only be terminated upon mutual agreement of the parties. Although we would have to make some adjustments, the termination of this contract would not have a material adverse impact on our business and prospects.

Properties

         Our only power generation facility is our Kenansville facility and it is located on 10 acres of land leased from Guilford Mills, Inc. Our production, offices, fuel yard and storage facilities are all located on this property. We have entered in a Ground Lease with Guilford Mills that requires payment of $1.00 per year through March 2012 and that contains automatic renewals for one additional 10 year period and an additional five year period.

         Our  corporate   headquarters  are  located  at  3212  Wickford  Drive,
Wilmington, North Carolina, but we are currently negotiating to move to new corporate office facilities within the next 60 days.

Employees

         We currently have approximately 25 employees, including approximately 21 persons performing operational services at our Kenansville facility and 4 persons performing executive and administrative functions. We are not a party to any collective bargaining agreement with a labor union, and we consider relations with our employees to be good. We intend to hire additional personnel in the future, as the need arises.

                              CAUTIONARY STATEMENTS

         If any of the following material risks occur, our business, financial condition or results of operations would likely suffer.

RELATED TO OUR BUSINESS AND INDUSTRY

         We Have a Limited Operations History and Limited Revenues; We May Find it Difficult to Maintain Profitability

         We began operations in September 2002 and have a limited operating history upon which you can evaluate our business. This short history may not be adequate to enable you to fully assess our ability to effect our business plan or our ability to respond to competition. Accordingly, we are subject to the same uncertainties and risks associated with any company beginning operations. If we are unsuccessful in addressing the risks and uncertainties frequently encountered by early stage companies in a new and evolving market, our business will be seriously harmed.

         We have incurred losses since we began operations. As of February 28, 2003, our stockholders' deficit was approximately $1,290,200, which reflects a net loss of approximately $1,473,200 for the period ended February 28, 2003. The accumulated net loss for the GPEH Corp. period ended December 31,2002 was approximately $1,470,100. Losses have resulted primarily from expenses associated with the acquisition, modification and operation of the Kenansville, North Carolina facility.

         Payment for Kenansville, North Carolina Facility

         Under the terms of our agreement to purchase the Kenansville, NC power plant, we are obligated to pay the former owner of the plant approximately $6.3 million by June 9, 2003. If we fail to satisfy this obligation, the former owner may assume ownership of the facility. We are presently negotiating with third party sources to obtain the capital necessary to satisfy the payment obligation. At the present time, we have received no definitive commitment for the needed funding. We believe that we will have to agree to issue debt or equity securities to secure the necessary financing.

         We Rely on Key Customers and Contracts

         If we were unable to provide energy to either Carolina Power & Light Company or Guilford Mills, Inc. we will suffer material adverse effects, including the possible discontinuances of operations, unless we are able to find replacement power purchasers of which there is no guarantee. In addition, our business will be adversely effected in the event our contracts to acquire coal, wood or tire derived fuels are terminated. Although we believe replacement sources are available, if we cannot acquire such fuels on terms comparable to those in our existing arrangements our business will be adversely effected. See "Description of Business."

         We Are Dependent on Our Management, Key Personnel and Consultants, and on the Recruitment of Additional Personnel to Succeed, and the Loss of Such Personnel or Consultants May Damage Our Business

         Our principal executive officer and key personnel have extensive knowledge of our industry. The loss of the services of any of our executive officers, other key personnel or consultants could have a material adverse effect on our business and financial condition. In addition, our success and business strategy is dependent in large part on our ability to attract and retain key management and operating personnel. Such persons are in high demand and are often subject to competing employment offers. There can be no assurance that we will be able to attract and retain the qualified personnel or develop the expertise needed for our business. The inability to hire additional personnel and develop expertise as needed could have a material adverse effect on us.

         We Are Subject to Government Regulation

         The operation of our power generation facility requires us to obtain air and water discharge permits from the State of North Carolina. The permits are issued for five year periods and ours expire January 31, 2006. Renewal applications must be submitted nine months before the expiration date of existing permits. Our ability to maintain and renew these permits is based upon our compliance with state promulgated discharge guidelines that mirror those established by the Environmental Protection Agency. We also face the risk that new federal and state environmental regulations may be passed that could have an adverse affect upon our business if we are unable to operate our facility within the parameters established by such guidelines.

         We Face Competition for Fuel Sources

         We face competition for our fuel sources, including coal, wood and tire derived fuels. Competition for these materials comes form landfills, power generation facilities, biomass producers and recycle facilities. If we are unable to acquire these fuels at competitive prices or if they should fall into short supply, our business could be adversely effected. However, we do not face competition from other power providers as by statute, public utilities are required to purchase the power that we produce.

         We May Face Future Capital Requirements, Which We May Not Be Able to Satisfy, and Such a Scenario May Cause Us to Delay or Curtail Our Business Plan

         Our desire to acquire additional power generating facilities is dependent on our ability to raise additional capital. We have identified certain plants that we wish to acquire, however no definitive agreements have been reached as of the date of this filing. Any acquisition that we seek to make will require that we obtain additional capital through the issuance of debt or the sale or equity securities.

RISKS RELATED TO OUR COMMON STOCK

         The Liquidity of Our Common Stock is Affected by its Limited Trading Market

         Shares of our common stock are traded on the OTC Bulletin Board under the symbol "GPEH" There is currently no broadly followed established trading market for our common stock. An "established trading market" may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our shares. The trading volume of our common stock historically has been limited and sporadic. As a result of this trading activity and the exchange, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock and the market value of our common stock likely would decline.

         Our Common Stock May be Subject to Regulations Prescribed by the Securities and Exchange Commission Relating to "Penny Stock"

         The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. If our common stock meets the definition of a penny stock, it will be subjected to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

         Our Common Stock Will Likely be Subject to Substantial Price and Volume Fluctuations

         The market price of our common stock has been volatile and could fluctuate widely in response to several factors, some of which are beyond our control, including:

         -        our quarterly operating results;
         -        additions or departures of key personnel;
         -        changes  in  the  business,   earnings   estimates  or  market
                  perceptions of our competitors;
         -        the introduction of facilities;

         - future sales of our common stock by us or other selling stockholders;
         -        changes in general market or economic conditions;
         -        announcements of legislative or regulatory change; and
         - potentially significant downward selling pressure on the stock price during the first years as certain current and new stockholders seek to liquidate a portion or all of their holdings for various reasons subject to certain lock-up provisions where applicable.

         The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. In addition, there has been a limited public market for our common stock. We cannot predict the extent to which investor interest in us will be maintained. Such interest is necessary for an active, liquid trading market for our common stock. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The price and trading volumes of our common stock may fluctuate widely due to the limited public market for our stock.

         A Significant Number of Our Shares are Eligible for Sale and their Sale Could Depress the Market Price of Our Stock

         Sales of a significant number of shares of our common stock in the public market following the merger and related transactions could harm the market price of our common stock. Moreover, as additional shares of our common stock become available for resale in the public market pursuant to the registration of the sale of the shares, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

         After  Giving  Effect  to  the  Exchange,   Certain  of  Our  Principal
Stockholders will Continue to have Significant Voting Power and May Take Actions that May not be in the Best Interest of other Stockholders

         Certain of our officers, directors and principal stockholders continue to control a significant percentage of our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

         We do not Anticipate Paying Dividends in the Foreseeable Future, and the Lack of Dividends may have a Negative Effect on the Stock Price

         We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future.

         Our Certificate of Incorporation and Delaware Law Contain Certain Anti-takeover Provisions that may Inhibit a Takeover, and we may Adopt Other Measures to Discourage a Takeover

         Delaware Law and the provisions of our certificate of incorporation may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for existing stockholders to make management changes. Our board may consider and adopt additional measures that would prevent us from being subject to a takeover.

         We are Subject to Critical Accounting Policies and Actual Results May Vary from Our Estimates

         We follow generally accepted accounting principles for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Cautionary Statements," "Description of Current Business" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

         Such factors include, among other things, those described under "Cautionary Statements" and elsewhere in this Current Report on Form 8-K. In some cases, you can identify forward-looking statements by terminology such as "may, "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K.

               DIRECTORS AND EXECUTIVE OFFICERS AFTER THE EXCHANGE

         The following table sets forth certain information regarding the members of our board of directors and our executive officers. The following officers and directors will serve or continue to serve in such capacities at GPEH Corp. The directors listed below will serve until the next annual meeting of the Green Power stockholders:

Name                  Age        Position

Wayne Coverdale       50         Chief Executive Officer, President and Director

Moez Nagji            57         Vice President, Chief Financial Officer,
                                 Treasurer and Director

Steve Stanko          38         Executive Vice President and Director

Mark Justus           45         Vice President /Operations

Carl J. Fernandes     66         Secretary

         The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

         Mr. Wayne Coverdale, Chief Executive Officer and President. Mr. Coverdale has served the company since April 23, 2003 and holds similar positions with GPEH Corp. and Green Power Kenansville. Mr. Coverdale has considerable experience in the design, development, construction, and operation of small power production facilities, including coal bed methane and biomass. From 1999 through 2000 Mr. Coverdale was President of Green Power Group, Inc., no affilation to our company, where he directed the development and engineering for the conversion of a coal gasification co-generation plant to a biomass gasification co-generation plant. From 1997 through 1999, Mr. Coverdale was President of Philpower Corporation where he directed the engineering and design of a 27 Megawatt power plant and a 2,000 ton per day material handling facility. From 1993 through 1997, Mr. Coverdale was Vice President of Alternative Fuels, Inc., where he developed coal bed methane reserves and negotiated purchase agreements.

         Mr. Moez Nagji, Vice President, Chief Financial Officer and Treasurer. Mr. Nagji has served the company in those capacities since April 23, 2003. Mr. Nagji holds similar capacities with GPEH Corp. and Green Power Kenansville. Since 1996, Mr. Nagji has owned and operated a pollution abatement equipment manufacturing company named M&W Industries in North Carolina. Previously he was a technology manager and business development manager for Union Carbide, where he worked for over 20 years. Mr. Nagji holds 14 US patents and has developed several successful proprietary processes.

         Mr. Steve Stanko, Executive President. Mr. Stanko has served the company since April 23, 2003. Mr. Stanko holds similar capacities with GPEH Corp. and Green Power Kenansville. Mr. Stanko is responsible for procuring TDF and wood for the Kenansville facility. Mr. Stanko is also the owner of RBS Enterprises, Inc., one of the parties' from whom we acquire wood for fuel used at our Kenansville facility. Mr. Stanko's extensive management experience includes owning and directing commercial waste hauling concerns as well as wood recycling and grinding business. He served as District Sales Manager for 15 years at BFI, the second largest waste hauling company in the world, which was later acquired by Allied Waste, Inc.

         Mr. Mark Justus, Vice President/Operations. Mr. Justus has served as our Vice President/Operations since April 23, 2003. Mr. Justus joined GPEH Corp. in March 2002. From May 2001 to February 2002, Mr. Justus served as a consultant for JMC Engineering in Billings, Montana, where he was in charge of project
development  related  to  plant  design,   equipment  purchase,  power  contract
negotiation and permitting. From 1993 through 2000, Mr. Justus acted as consultant for Calla Energy Partners, Biomass Energy, Inc., Eagle Bend Energy, Southern Power Company, Philpower, and Alternate Fuels Corp. providing various services related to the development and operation of power facilities. From November 1990 through mid 1993, Mr. Justus served as Vice President at Mid-South Cogeneration where he supervised the design and construction of wood-fired cogeneration plants.

         Mr.  Carl  Fernandes,  Secretary,  Mr.  Fernandes  has  served  as  our
Secretary since April 23, 2003. Mr. Fernandes previously served as Vice President and General Counsel of Johnson Mathey Investments, Ltd., a British based precious metals company, and prior to that as Vice President, General Counsel for Arco Polymers, Inc. a subsidiary of Atlantic Richfield Company. More recently, for the past 18 years, Mr. Fernandes has been in private corporate practice and is presently with Stewart & Associates, a Delaware corporate practice boutique.

         We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options), including compensation of executive officers.

         During the period from June 1, 2002 through April 23, 2003, Green Power's board of directors met or acted by unanimous written consent on four occasions.

DIRECTOR COMPENSATION

         Green Power does not pay its directors a fee for attending scheduled and special meetings of the board of directors. We do reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

         None of our directors or officers or their respective associates or affiliates is indebted to us.

FAMILY RELATIONSHIPS

         There are no family relationships among our directors or officers.

LEGAL PROCEEDINGS

         As of the date of this Current Report, there is no material proceeding to which any director, officer, affiliate or stockholder of the company is a party adverse to the company.

CONSULTING AGREEMENT

         On April 28, 2003 we entered into a Management Consulting Agreement with Medallion Capital Corp. of Toronto, Canada. Under this agreement, Medallion Capital will assist us with effecting potential financings, the development of our investor relating program, maintenance of our corporate governance requirements, making application for national and regional stock exchanges, identifying potential outside directors and other services for which we request assistance. The agreement expires on April 28, 2004.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for the company to its Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the referenced periods.

SUMMARY COMPENSATION TABLE
                                                       Annual Compensation (1)
                                       Fiscal         Salary              Bonus
Name and Principal Position             Year            ($)                ($)
---------------------------             ----            ---                ---



Wayne Coverdale, President and         2003 (2)        175,000              -0-
Chief Executive Officer                2002            91,517               -0-

Moez Nagji, Vice President, Chief      2003 (2)        160,000              -0-
Financial Officer and Treasurer        2002            52,769               -0-

Mark Justus, Vice                      2003 (2)        120,000              -0-
President/Operations                   2002              -0-                -0-


--------------------

         (1) Annual compensation does not include the cost to the company for health and welfare benefits received by the above-named officers. The aggregate amounts of such personal benefits did not exceed the lessor of $50,000 or 10% of the total annual compensation of such officer.
         (2)      Annualized income for fiscal 2003.

STOCK OPTION PLAN

         Green Power Energy Holdings Corp. (fka. Dr. Owl Online, Inc.) 2001 Stock Option Plan. The following is a summary of the material terms of the Plan. As of the date of this Current Report, no options have been granted under this Plan

         The Plan provides for grants of stock options to officers (including officers who are also directors) of the company or its subsidiaries, other employees of the company or its subsidiaries, directors of the board as well as independent contractors and consultants who perform valuable services for the company or its subsidiaries. By encouraging stock ownership, the company seeks to attract, retain and motivate such participants and to encourage such participants to devote their best efforts to the business and financial success of the company.

         General. Subject to adjustment in certain circumstances as discussed below, the Plan authorized up to three million shares of common stock for issuance pursuant to the terms of the Plan. If and to the extent grants under the Plan expire or are terminated for any reason without being exercised, or the shares subject to a grant are forfeited, the shares of our common stock subject to such grant will again be available for grant under the Plan.

         Administration of the Plan. Unless the board of directors determines otherwise, the Plan is administered and interpreted by a committee, or the Committee, of the board of directors consisting of not fewer than two persons appointed by the board of directors from among its members, each of whom shall qualify as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 and as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code, and the Treasury Regulations thereunder. The Committee has the sole authority to determine (i) persons to whom grants may be made under the Plan, (ii) the type, size and other terms and conditions of each grant, (iii) the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and
(iv) any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The board of directors expects to appoint the Compensation Committee to serve as this Committee.

         Grants. Grants under the Plan may consist of (i) options intended to qualify as incentive stock options, or ISOs, within the meaning of section 422 of the Code or (ii) so-called "non-qualified stock options" that are not intended to so qualify, or NQSOs.

         Options. The option price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of common stock on the date of grant. The option price of a NQSO may be greater than, equal to or less than the fair market value of the underlying shares of common stock on the date of grant. The Committee will determine the term of each option, provided however, the exercise period of any ISO granted under the Plan may not exceed 10 years from the date of grant, and the exercise period of an NQSO may not exceed 15 years from the date of grant. A participant may pay the option price (i) in cash, (ii) with the approval of the Committee, by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the option price or (iii) by a combination of the foregoing. The participant may instruct the company to deliver the shares of common stock due upon the exercise to a designated broker instead of to the participant.

         Amendment and Termination of the Plan. The board of directors may amend or terminate the Plan at any time; provided that the board of directors may not amend the Plan, without stockholder approval, to (i) increase (except for increases due to the adjustments discussed below) the aggregate number of shares of common stock for which grants may be made thereunder, (ii) increase the individual limit of shares of common stock for which grants may be made to any single individual under the Plan, (iii) modify the requirements as to eligibility to participate in the Plan or (iv) make any amendment that requires stockholder approval pursuant to Section 162(m) of the Code.

         Adjustment Provisions. Subject to the change of control provisions described below, in the event of certain transactions identified in the Plan, the Committee may appropriately adjust (i) the number of shares of common stock (and the option price per share) subject to the un-exercised portion of any outstanding options, (ii) the number of shares of common stock covered by outstanding grants, (iii) the number of shares of common stock for which grants may be made under the Plan and (iv) the individual limit of shares for which grants may be made to any individual under the Plan, and such adjustments shall be effective and binding for all purposes of the Plan.

         Change of Control of the Company. In the event of a Change in Control, as defined in the Plan, (1) each outstanding stock option will become fully exercisable on the day before such Change in Control, or on such earlier date selected by the Committee, and (2) the Committee may either (i) by giving written notice, cancel all or any portion of the exercisable portion of such stock option (including a portion that has become exercisable by acceleration) that remains unexercised on such date, or (ii) by giving written notice, cancel all or any portion of the exercisable portion of such stock option in exchange for the payment of the Change in Control Price, as defined in the Plan, which payment may be made in cash or in property payable in the transaction, or both.

         Section 162(m). Under Section 162(m) of the Code, the company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan and the value of shares received when shares of restricted stock become vested (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 15, 2003, GPEH Corp. executed a promissory note in the principal amount of $900,000 payable to MIG, LLC, a North Carolina limited liability company. Moez Nagji, our Vice President, Chief Financial Officer, Treasurer and Director, is a member of MIG, LLC. Under the terms of this note, GPEH Corp. is obligated to pay equal monthly amounts of principal and interest, accruing at the rate of 12% per annum, for a period of two years with the first payment being due February 20, 2004. The note may be paid at any time and shall be subordinate to any debenture or any other form of debt instrument issued to raise capital for payment of the Kenansville, North Carolina power facility.

         On April 15, 2003, GPEH Corp. executed a promissory note in favor of Gova & Co. in the principal amount of $300,000. Zool Gova, a principal of Gova & Co. owns 988,200 shares of our common stock. GPEH Corp. is obligated to pay interest monthly on the unpaid principal balance of the note at the rate of 10% per annum. The note is due and payable pursuant to twelve equal monthly installments of principal and interest commencing May 2003.. This note is also subordinated to any debenture or other form of debt instrument issued to raise capital necessary to complete to acquisition of the Kenansville North Carolina Power Facility.

         On April 15, 2003, GPEH Corp. executed a promissory note in the principal amount of $100,000 payable to Wayne Coverdale. Mr. Coverdale is our Chief Executive Officer and President, as well as a member of the board. Under the terms of this note, GPEH Corp. is obligated to pay equal monthly amounts of principal and interest, accruing at the rate of 12% per annum, for a period of two years with the first payment being due February 20, 2004. The note may be paid at any time and shall be subordinate to any debenture or any other form of debt instrument issued to raise capital for payment of the Kenansville North Carolina Power Facility.

         We are a party to a wood supply agreement with RBS Enterprises, Inc. pursuant to which we receive a fee for taking away wood designated by RBS Enterprises, Inc., which is then used as a fuel source for our plant. Mr. Steve Stanko, Executive Vice President and a director of our company, is the owner of RBS Enterprises, Inc. We believe the terms of this agreement to be fair and similar to those obtainable from third parties. Mr. Stanko is entitled to receive an annual salary or $60,000 for devoting up to 30% of his time to serving our company.

LEGAL PROCEEDINGS

         Except as discussed below, we are not currently a party to any legal proceedings. In September 2002, shortly after taking control of the Kenansville power plant, we received notice that a preference claim was filed against us by the court appointed trustee in the bankruptcy case styled In Re: ALAMAC Knit Fabrics, Inc. et al in the United Stated Bankruptcy Court District of Delaware. The action seeks to recover the amounts paid by the referenced debtor to Cogentrix Eastern Carolina, LLC for power purchased during the 90 day period prior to the conversion of the bankruptcy case from a Chapter 11 to a Chapter 7 proceeding. We believe we have adepuate defenses to the claim. If the claim is upheld we do not believe it will have a material adverse effect on our business.



ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On May 5, 2003, Malone & Bailey, PLLC or Malone, resigned as the independent auditor of Green Power.

         In anticipation of Malone's resignation, the board of directors approved the engagement of Watts & Scobie, CPAs as the independent auditor for the fiscal year ending May 2003, to be effective upon Malone's resignation. Historical reports filed by Green Power after the exchange will be those of GPEH Corp., the continuing reporting entity, including the Annual Report on Form 10-KSB for the fiscal year ending May 31, 2003.

         The reports of Malone on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the financial statements for each of the two fiscal years ended May 31, 2002 and 2001, there were no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Malone, would have caused Malone to make reference to the matter in his reports.

         We have provided Malone with a copy of this Current Report on Form 8-K and have requested Malone to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements. Malone's response letter, dated May 5, 2003, is filed as
Exhibit 16.1to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a. Financial Statements of the Business Acquired. The audited financial statements of GPEH Corp. required by this Item 7(a) are not yet available. The registrant expects that the audited financial statements will be completed and filed by amendment to this Current Report not later than 60 days after the date of this Form 8-K Current Report.

         b. Pro Forma Financial Information (Unaudited). The pro forma financial statements required by this Item 7(b) are attached following the signature page of this Current Report.

         c. Exhibits:

The following exhibits are furnished in accordance with Item 601 of Regulation S-B:

EXHIBIT NO.                         DESCRIPTION

2.1 Securities Exchange Agreement, dated as of April 17, 2003, by and between Dr. Owl Online, Inc. and certain stockholders of GPEH Corp.
3.1 Certificate of Incorporation of the registrant, dated as of May 1, 2003.
3.2           Bylaws of the registrant
3.3           Certificate of Ownership and Merger  merging Dr. Owl Online,  Inc.
              with and into Green Power Energy Holdings Corp.
10.1 Securities Purchase Agreement between Green Power Energy Holdings, LLC and Cogentrix of North Carolina, Inc. dated as of August 9, 2002 (exhibits and schedules have been omitted and are available upon request).
10.2 Security Agreement dated as of September 12, 2002 by and among Green Power Energy Holdings, LLC, Cogentrix Eastern Carolina, LLC and Cogentrix of North Carolina, Inc.
10.3 Operation Agreement for qualifying facilities with generating capacity greater than five MW dated January 1, 2003 between Green Power Kenansville, LLC and Carolina Power & Light Company; Application for Standard Contract by qualifying co- generator dated December 20, 2002 between Green Power Kenansville, LLC and Carolina Power & Light Company; Carolina Power & Light Company terms and conditions for the purchase of electric power.

10.4 Steam Purchase Contract dated November 30, 1984 between Guilford Mills, Inc. and Cogentrix Leasing Corporation.
10.5 First Amendment to Steam Purchase Contract dated August 1, 1991 between Guilford Mills, Inc. and Cogentrix of North Carolina, Inc.
10.6          Ground Lease dated November 30, 1984 between Guilford Mills,  Inc.
              and Cogentrix Leasing Corporation.
10.7 First Amendment to Ground Lease dated December 16, 1991 between Guilford Mills, Inc. and Cogentrix of North Carolina, Inc., and United States Trust Company of New York.
10.8 Second Amendment to Ground Lease dated July 6, 2000 between Guilford Mills, Inc. and Cogentrix Eastern Carolina Corporation.
10.9 Third Amendment to Ground Lease dated December 29, 2000 between Guilford Mills, Inc. and Cogentrix Eastern Carolina, LLC.
10.10 Railroad Transportation Contract No. CSXT-C-82011 dated October 15, 2002 between CSX Transportation, Inc. and Green Power Kenansville, LLC.
10.11 Wood Fuel Supply Agreement dated March 1, 2002 by and between RBS Enterprises, Inc. and Green Power Energy Holdings, LLC.
10.12 Wood Fuels Supply Agreement dated March 6, 2002 by and between Waste Connections, Inc. and Green Power Energy Holdings, LLC.
10.13 Tire Derived Fuel Supply Agreement dated April 3, 2003 by and between Wylie and Associates and Green Power Energy Holdings, LLC.
10.14 Promissory Note dated April 15, 2003 in the principal amount of $300,000 payable to Gova & Co.
10.15 Promissory Note dated April 15, 2003 in the principal amount of $100,000 payable to Wayne Coverdale.
10.16 Promissory Note dated April 15, 2003 in the principal amount of $900,000 payable to MIG, LLC.
10.17 Management Consulting Agreement dated April 28, 2003 by and between Green Power Energy Holdings Corp. and Medallion Capital Corp.
16.1          Malone & Bailey, PLLC Response Letter, dated May 5, 2003.
21.1          Subsidiaries of the registrant.


                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 2003

                            GREEN POWER ENERGY HOLDINGS, INC.

                            By:         /s/ Wayne Coverdale

                            Name: Wayne Coverdale, Chief Executive Officer and President

                       DR. OWL ONLINE, INC. and GPEH CORP.
               Unaudited Pro Forma Condensed Financial Statements

Introduction

         The following pro forma financial statements represent a combination of the unaudited financial statements of Dr. Owl Online, Inc. (Owl) and GPEH Corp. on the assumption that their reverse acquisition, described in Items 1 and 2 above, occurred on June 1, 2002, the beginning of Owl's current fiscal year.

         This pro forma financial information is not necessarily indicative of the results which actually would have occurred had the transactions been in effect on the dates and for the periods indicated or which may result in the future.

         This pro forma financial information omits substantially all of the disclosures and the statement of cash flows required by generally accepted accounting principles. If the omitted disclosures and statement of cash flows were included in the financial statements, they might influence the user's conclusions about the companies' financial position, results of operations, and cash flows. Accordingly, these unaudited pro forma financial statements are not designed for those who are not informed about such matters.

                       DR. OWL ONLINE, INC. and GPEH CORP.
           Notes to Unaudited Pro Forma Condensed Financial Statements
                                February 28, 2003

A. Adjustment to record the effects of "the exchange" described in Item 1 above, namely:

     (1) The redemption and cancellation of 20 million (pre-split) common shares of Owl formerly owned by Anthony Huang.

     (2)  The 5-for-2 forward split of Owl's common stock.

     (3) The issuance of 15 million (post-split) shares of Owl's common stock to the shareholders of GPEH Corp. in exchange for 100% of the outstanding capital stock of GPEH Corp.

     The resulting "Other Assets" item of $1,500 is attributable to certain intangible assets of GPEH Corp.

B. Consolidating adjustment to eliminate the Capital Contributions account of GPEH Corp.


                       DR. OWL ONLINE, INC. and GPEH CORP.
                   Unaudited Pro Forma Condensed Balance Sheet
                                February 28, 2003


                                                                      GPEH
                                                     GPEH         Transactions         GPEH
                                                   12/31/02      1/1 - 2/28/03       2/28/03
                                                -------------    -------------    -------------
Current Assets:
   Cash and equivalents                         $      43,546    $     (11,651)   $      31,89
   Accounts receivable                                268,617          335,235         603,852
   Inventories                                        440,806          (72,444)         368,36
   Other current assets                               396,835          (81,174)         315,66
                                                -------------                     -------------
         Total current assets                       1,149,804                         1,319,770
                                                -------------                     -------------
Property and equipment:
   Generating plant                                 5,225,576           58,000        5,283,576
   Machinery, equipment and vehicles                  268,523          167,714           436,23
                                                -------------                     -------------
         Total                                      5,494,099                         5,719,813
   Less accumulated depreciation                       83,902          (42,006)         125,908
                                                -------------                     -------------
         Net property and equipment                 5,410,197                         5,593,905
                                                -------------                     -------------
Other assets                                                0                                 0
                                                -------------                     -------------
         Total assets                           $   6,560,001                     $   6,913,675
                                                =============                     =============
Current Liabilities:
   Notes payable                                $     172,686           40,867    $     131,819
   Accounts payable and accrued liabilities           726,947           91,824           635,12
   Purchase agreement payable, net                  6,478,793          (60,000)       6,538,793
   Payable to affiliate                               500,000         (400,000)          900,00
                                                -------------                     -------------
         Total current liabilities                  7,878,426                         8,205,735
                                                -------------                     -------------
Minority interest in subsidiary                             0                                 0
                                                -------------                     -------------
Stockholders' Equity (deficit):
   Preferred stock
   Common stock
   Capital contributions                              128,000          (50,000)         178,000
   Additional paid-in capital
   Retained earnings (deficit)                     (1,446,425)          23,635       (1,470,060)
                                                -------------                     -------------
         Total stockholders' equity (deficit)      (1,318,425)                       (1,292,060)
                                                -------------    -------------    -------------
         Total liabilities and equity           $   6,560,001    $           0    $   6,913,675
                                                =============    =============    =============


                       DR. OWL ONLINE, INC. and GPEH CORP.
              Unaudited Pro Forma Condensed Balance Sheet Continued
                                February 28, 2003



                                                    Dr. Owl        Pro Forma        Pro Forma
                                                    2/28/03       Adjustments       Combined
                                                 -------------   -------------    -------------
Current Assets:
   Cash and equivalents                          $       6,751                    $      38,646
   Accounts receivable                                                                  603,852
   Inventories                                                                          368,362
   Other current assets                                                                 315,661
                                                 -------------                    -------------
         Total current assets                            6,751                        1,326,521
                                                 -------------                    -------------
Property and equipment:
   Generating plant                                                                   5,283,576
   Machinery, equipment and vehicles                                                    436,237
                                                 -------------                    -------------
         Total                                               0                        5,719,813
   Less accumulated depreciation                                                        125,908
                                                 -------------                    -------------
         Net property and equipment                          0                        5,593,905
                                                 -------------                    -------------
Other assets                                                 0         1,500 A            1,500
                                                 -------------                    -------------
         Total assets                            $       6,751                    $   6,921,926
                                                 =============                    =============
Current Liabilities:
   Notes payable                                 $                                $     131,819
   Accounts payable and accrued liabilities             11,346                          646,469
   Purchase agreement payable, net                                                    6,538,793
   Payable to affiliate                                                                 900,000
                                                 -------------                    -------------
         Total current liabilities                      11,346                        8,217,081
                                                 -------------                    -------------
Minority interest in subsidiary                              0                                0
                                                 -------------                    -------------
Stockholders' Equity (deficit):
   Preferred stock
   Common stock                                          2,206          (192)A            2,014
   Capital contributions                                            (178,000)B
   Additional paid-in capital                           63,994         1,692 A           65,686
   Retained earnings (deficit)                         (70,795)      178,000 B       (1,362,855)
                                                 -------------                    -------------
         Total stockholders' equity (deficit)           (4,559)                      (1,295,155)
                                                 -------------                    -------------
         Total liabilities and equity            $        6,75                    $   6,921,926
                                                 =============                    =============


                       DR. OWL ONLINE, INC. and GPEH CORP.
                 Unaudited Pro Forma Condensed Income Statement
                         Period ended February 28, 2003


                                               GPEH                 GPEH                 GPEH
                                          5/20 - 12/31/02       1/1 - 2/28/03      5/20/02 - 2/28/03
                                         -----------------    -----------------    -----------------

Revenues                                 $         693,952    $       1,179,979    $        1,873,93
                                         -----------------    -----------------    -----------------

Costs and expenses:
   Operating costs                               1,373,097              964,974            2,338,071
   General and administrative expenses             623,119              115,772                 738,
   Depreciation                                     83,902               42,006              125,908
   Interest                                        132,259               80,862              213,121
                                         -----------------    -----------------    -----------------
         Total                                   2,212,377            1,203,614            3,415,991
                                         -----------------    -----------------    -----------------

Net loss before minority interest               (1,518,425)             (23,635)          (1,542,060)

Minority interest in loss of subsidiary             72,000                    0               72,000
                                         -----------------    -----------------    -----------------

Net loss before income taxes                    (1,446,425)   $         (23,635)          (1,470,060)
                                                              =================

Provision for income taxes                               0                    0                    0
                                         -----------------    -----------------    -----------------

Net loss                                        (1,446,425)   $         (23,635)          (1,470,060)


Stockholders' equity (deficit):
   Beginning of period                                   0                                         0
   Capital contributions                           128,000               50,000              178,000
   Common stock issued
                                         -----------------                         -----------------
   End of period                         $      (1,318,425)                        $      (1,292,060)
                                         =================                          =================
Basic and diluted net income (loss)
   per common share

Weighted average common shares
   outstanding





                       DR. OWL ONLINE, INC. and GPEH CORP.
            Unaudited Pro Forma Condensed Income Statement Continued
                         Period ended February 28, 2003




                                              Dr. Owl            Pro Forma          Pro Forma
                                          6/1/02 - 2/28/03      Adjustments          Combined
                                         -----------------                       -----------------

Revenues                                 $               0                       $       1,873,931
                                         -----------------                       -----------------

Costs and expenses:
   Operating costs                                                                       2,338,071
   General and administrative expenses               3,126                                 742,017
   Depreciation                                                                            125,908
   Interest                                                                                213,121
                                         -----------------                       -----------------
         Total                                       3,126                               3,419,117
                                         -----------------                       -----------------

Net loss before minority interest                   (3,126)                             (1,545,186)

Minority interest in loss of subsidiary                  0                                  72,000
                                         -----------------                       -----------------

Net loss before income taxes                        (3,126)                             (1,473,186)


Provision for income taxes                               0                                       0
                                         -----------------                       -----------------

Net loss                                            (3,126)                             (1,473,186)
                                                                                 =================

Stockholders' equity (deficit):
   Beginning of period                              (1,469)                                 (1,469)
   Capital contributions                           178,000
   Common stock issued                                                  1,500A               1,500
                                         -----------------                       -----------------
   End of period                         $          (4,595)                      $      (1,295,155)
                                          =================                       =================
Basic and diluted net income (loss)
   per common share                      $           (0.00)                      $           (0.07)
                                         =================                       =================
Weighted average common shares
   outstanding                                  22,057,000                              21,099,750
                                         =================                       =================